Exhibit 99.1

For Immediate Release

Investor Contact: MKR Group Inc. Todd Kehrli or Jim Byers (323) 468-2300 meet@mkr-group.com

MeetMe Reports Record Third Quarter Financial Results

Total Revenue Increased 20% Year Over Year

Mobile Revenue Increased 39% Year Over Year

Adjusted EBITDA Increased 31% Year Over Year

GAAP Net Income Increased 316% Year Over Year

Non-GAAP Net Income Increased 30% Year Over Year

NEW HOPE, Pa., November 7, 2016 – MeetMe, Inc. (NASDAQ: MEET), a public market leader for social discovery, today reported financial results for its third quarter ended September 30, 2016.

Third Quarter 2016 Financial Highlights

●	Total revenue increased 20% year over year to a third quarter record $17.2 million.
●	Mobile revenue increased 39% year over year to $16.0 million.
●

Adjusted EBITDA increased 31% year over year to $6.9 million. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

●	Adjusted EBITDA margin increased to 40%, up from 37% in the third quarter of 2015.
●	GAAP net income increased 316% year over year to $4.4 million, or $0.07 per diluted share.
●	Non-GAAP net income increased 30% year over year to $6.2 million, or $0.10 per diluted share.
●	Cash and Cash Equivalents totaled $46 million at September 30, 2016, an increase of 43% or $13.9 million from $32.1 million at June 30, 2016.

Geoff Cook, Chief Executive Officer of MeetMe, stated, “Our strong quarterly results reflect continued solid growth in our mobile user engagement. MeetMe’s mobile daily active users for the quarter increased 18% year over year while our mobile monthly active users increased 32% year over year. Mobile ARPU also grew both sequentially and year over year.

“We made tremendous progress during the quarter on multiple fronts. We completed our acquisition of Skout on October 3rd and have begun executing against our integration plan. With our new Discuss platform, we increased comments and likes on topical posts by 70%. Our innovative team also made strides toward the launch of an exciting new mobile video product that is currently planned for the first quarter of 2017. Combined with Skout, MeetMe now has more than eight million monthly active users and one of the largest mobile user bases of millennials, and we remain focused on continuing to capitalize on this significant mobile opportunity.”

David Clark, Chief Financial Officer of MeetMe, added, “Mobile revenue for the quarter increased 39% year over year, driven by growth in mobile user engagement and continued strength in the mobile advertising industry, which resulted in higher advertising rates on mobile devices. Adjusted EBITDA increased 31% to $6.9 million for the quarter with a 40% adjusted EBITDA margin. We internally funded $5 million of stock buybacks which occurred in September and October, as well as the cash portion of our acquisition of Skout, which closed on October 3rd. Currently we have more than $14 million in cash on our balance sheet.”

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss third quarter 2016 financial results today, November 7, 2016 at 8:00 a.m. Eastern time. To access the call dial 877-857-6149 (+1 719-325-4907 outside the United States) and when prompted provide the participant passcode 5252198 to the operator. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.meetmecorp.com and a replay of the webcast will be available for 90 days.

About MeetMe, Inc.

Through its MeetMe® and Skout® mobile apps and websites, MeetMe is a leading social network for meeting new people in the US and the public market leader for social discovery (NASDAQ: MEET). MeetMe makes it easy to discover new people to chat with on mobile devices. With approximately two million total daily active users, MeetMe is fast becoming the social gathering place for the mobile generation. MeetMe is a leader in mobile monetization with a diverse revenue model comprising advertising, user credits, and subscriptions. MeetMe’s apps are available on iPhone, iPad, and Android in multiple languages worldwide. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether our total revenue and mobile revenue will continue to grow, whether our net income will continue to grow, whether our adjusted EBITDA will continue to grow, whether our EPS will continue to increase, whether we will execute against our Skout integration plan, whether our Discuss platform will lead to increased comments and likes on topical posts, whether we will continue to make strides toward the launch of a new mobile video product, whether we will launch our mobile video product in the first quarter of 2017, whether our mobile user engagement will continue to grow, whether we will continue to capitalize on our mobile opportunity, whether the mobile advertising industry will remain strong, and whether advertising rates on mobile devices will continue to increase. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2015 filed with the SEC on March 8, 2016 and our Current Report on Form 8-K filed with the SEC on October 4, 2016. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, change in warrant liability, benefit or provision for income taxes, depreciation and amortization, and non-cash stock-based compensation, non-recurring acquisition and restructuring expenses, gain or loss on cumulative foreign currency translation adjustment, gain on sale of asset, bad debt expense outside the normal range, and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature. The Company defines Non-GAAP Net Income as earnings (or loss) from continuing operations before benefit or provision for income taxes, amortization on intangibles, non-recurring acquisition and restructuring costs, and non-cash stock-based compensation.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

# # #

MEETME, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$45,971,169	$19,298,038
Accounts receivable, net of allowance of $190,000 and $133,000, at September 30, 2016 and December 31, 2015, respectively	13,526,976	16,509,291
Prepaid expenses and other current assets	809,824	970,239
Total current assets	60,307,969	36,777,568

Goodwill	70,646,036	70,646,036
Property and equipment, net	2,112,352	2,610,307
Intangible assets, net	145,415	1,278,498
Deferred tax asset	27,269,800	-
Other assets	122,441	178,264
TOTAL ASSETS	$160,604,013	$111,490,673

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,756,662	$2,776,710
Accrued liabilities	3,518,135	4,127,634
Current portion of capital lease obligations	271,389	366,114
Deferred revenue	296,080	293,414
Total current liabilities	5,842,266	7,563,872

Long-term capital lease obligation, less current portion, net	18,901	221,302
Other liabilities	-	1,035,137
TOTAL LIABILITIES	$5,861,167	$8,820,311

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value; authorized - 5,000,000 shares; Convertible Preferred Stock Series A-1, $.001 par value; authorized - 1,000,000 shares; 0 shares issued and outstanding at September 30, 2016 and December 31, 2015	$-	$-
Common stock, $.001 par value; authorized - 100,000,000 Shares; 54,221,918 and 47,179,486 issued and outstanding at September 30, 2016 and December 31, 2015	54,225	47,183
Additional paid-in capital	318,465,808	300,725,791
Accumulated deficit	(163,777,187)	(198,102,612)
TOTAL STOCKHOLDERS' EQUITY	154,742,846	102,670,362

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$160,604,013	$111,490,673

MEETME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues	$17,191,261	$14,308,080	$46,901,923	$37,023,933

Operating Costs and Expenses:
Sales and marketing	3,228,262	1,483,252	8,776,029	3,792,639
Product development and content	5,808,449	6,175,566	17,730,610	18,578,826
General and administrative	2,215,727	7,802,367	6,431,486	11,197,263
Depreciation and amortization	761,460	762,830	2,266,642	2,380,004
Acquisition and restructuring costs	467,777	-	1,628,126	-
Total Operating Costs and Expenses	12,481,675	16,224,015	36,832,893	35,948,732

Income (Loss) from Operations	4,709,586	(1,915,935)	10,069,030	1,075,201

Other Income (Expense):
Interest income	7,135	5,303	18,697	15,733
Interest expense	(4,123)	(93,383)	(16,228)	(375,239)
Change in warrant liability	(318,983)	45,532	(864,596)	6,212
Gain (loss) on cumulative foreign currency translation adjustment	(1,206)	(78,987)	33,347	(862,078)
Gain on sale of asset	-	-	-	163,333
Total Other Expense	(317,177)	(121,535)	(828,780)	(1,052,039)

Income (Loss) before Benefit (provision) for Income Taxes	4,392,409	(2,037,470)	9,240,250	23,162
Benefit (provision) for income taxes	-	1,849	27,125,446	(126,801)
Net Income (Loss)	$4,392,409	$(2,035,621)	$36,365,696	$(103,639)

Basic and diluted net income (loss) per common stockholders:
Basic net income (loss) per common stockholders	$0.08	$(0.04)	$0.73	$0.00
Diluted net income (loss) per common stockholders	$0.07	$(0.04)	$0.65	$0.00

Weighted average number of shares outstanding:
Basic	53,231,369	45,470,686	49,649,221	45,192,785
Diluted	59,048,821	45,470,686	55,604,866	45,192,785

Other comprehensive Income (loss):
Net income (loss)	$4,392,409	$(2,035,621)	$36,365,696	$(103,639)
Foreign currency translation adjustment	-	-	-	-
Comprehensive income (loss)	$4,392,409	$(2,035,621)	$36,365,696	$(103,639)

MEETME, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ALLOCABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015

Net Income (Loss) allocable to Common Stockholders	$4,392,409	$(2,035,621)	$36,365,696	$(103,639)

Interest expense	4,123	93,383	16,228	375,239
Depreciation and amortization	761,460	762,830	2,266,642	2,380,004
Stock-based compensation expense	911,490	661,426	2,554,842	2,009,742
Change in warrant liability	318,983	(45,532)	864,596	(6,212)
Benefit (provision) for income taxes	-	(1,849)	(27,125,446)	126,801
Acquisition and restructuring costs	467,777	-	1,628,126	-
Bad debt outside normal range	-	5,735,204	-	5,735,204
(Gain) loss on cumulative effect of foreign currency translation adjustment	1,206	78,987	(33,347)	862,078
Gain on sale of asset	-	-	-	(163,333)
Adjusted EBITDA	$6,857,448	$5,248,828	$16,537,337	$11,215,884

GAAP basic net income (loss) per common stockholders	$0.08	$(0.04)	$0.73	$0.00
GAAP diluted net income (loss) per common stockholders	$0.07	$(0.04)	$0.65	$0.00
Basic adjusted EBITDA per common stockholders	$0.13	$0.12	$0.33	$0.25
Diluted adjusted EBITDA per common stockholders	$0.12	$0.11	$0.30	$0.23

Weighted average number of shares outstanding, Basic	53,231,369	45,470,686	49,649,221	45,192,785
Weighted average number of shares outstanding, Diluted	59,048,821	49,128,421	55,604,866	48,794,667

MEETME, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015

GAAP Net Income (Loss)	$4,392,409	$(2,035,621)	$36,365,696	$(103,639)

Stock-based compensation expense	911,490	661,426	2,554,842	2,009,742
Amortization of intangible assets	381,916	378,750	1,142,583	1,145,416
Benefit (provision) for income taxes	-	(1,849)	(27,125,446)	126,801
Acquisition and restructuring costs	467,777	-	1,628,126	-
Bad debt outside normal range	-	5,735,204	-	5,735,204
Non-GAAP Net Income	$6,153,592	$4,737,910	$14,565,801	$8,913,524

GAAP basic net income (loss) per common stockholders	$0.08	$(0.04)	$0.73	$0.00
GAAP diluted net income (loss) per common stockholders	$0.07	$(0.04)	$0.65	$0.00
Basic non-GAAP net income per common stockholders	$0.12	$0.10	$0.29	$0.20
Diluted non-GAAP net income per common stockholders	$0.10	$0.10	$0.26	$0.18

Weighted average number of shares outstanding, Basic	53,231,369	45,470,686	49,649,221	45,192,785
Weighted average number of shares outstanding, Diluted	59,048,821	49,128,421	55,604,866	48,794,667